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                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT
                   -------------------------------------------

         This Agreement is made and entered into as of the 23rd day of March, 1999 between SGC Advisory Services, Inc. ("SGC" or the "Consultant") and Worlds Inc. (the "Company").

         In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Company hereby engages the Consultant to render financial advisory and consulting service to the Company upon the terms and conditions set forth herein. The term of this Agreement shall be for 36 months commencing as of the "Start Date," as defined below. On or prior to April 13, 1999, the Company shall appoint Steven Chrust as a member and Chairman of its Board of Directors (the date of such appointment referred to herein as the "Start Date"). The Company agrees that it will nominate Mr. Chrust for election as a director at any shareholder's meeting held for the purpose of electing directors during the term of this Agreement. As long as Mr. Chrust is a director of the Company, he shall retain his title of Chairman of the Board.

         2. During the term of this Agreement, Consultant shall provide the Company with such regular and customary financial consulting advice as is reasonably requested by the Company. It is understood and acknowledged by the parties that the value of Consultant's advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant's duties may include, but will not necessarily be limited to:

                  (a) Rendering advice with regard to internal operations, including:

                  (i) the formation of corporate goals and their implementation;

                  (ii) the Company's financial structure and its divisions or subsidiaries; and

                  (iii) corporate organization and personnel.

                  (b) Rendering advice with regard to any of the following corporate finance matters:

                  (i)   changes in the capitalization of the Company;

                  (ii)  changes in the Company's corporate structure;

                  (iii) redistribution of shareholdings of the Company's stock;

                  (iv) offerings of securities in public and private transactions;

                  (v)   alternative uses of corporate assets;

                  (vi)  structure and use of debt; and

                  (vii) sales of stock by insiders pursuant to Rule 144 or
                        otherwise.


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                  (c) Assistance in connection with the preparation and
dissemination of information about the Company to the investment community at large and otherwise assisting in the Company's financial public relations.

                  In addition to the foregoing, Consultant agrees to (A) furnish advice to the Company in connection with the acquisition of and/or merger with other companies, the sale of the Company itself, or any of its assets, subsidiaries or affiliates, or similar type of transaction (hereinafter referred to as a "Transaction"), (B) assist the Company in identifying potential partners in connection with a Transaction, (C) furnish advice to the Company in connection with financings from financial institutions, including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings (hereinafter referred to as a "Bank Financing"), and (D) assist the Company in the negotiation and review of all documents submitted to the Company by third parties in connection with a potential Transaction or Bank Financing.

                  Consultant shall also render such other financial consulting and/or investment banking services as may from time to time be agreed upon by Consultant and the Company.

         3. The Company shall pay Consultant the following compensation:

                  (a) an annual fee of $120,000 in monthly installments of $10,000, commencing on the Start Date; provided, however, that such monthly payments shall accrue and not be paid in cash until the date by which the Company has raised at least $1,500,000 in debt or equity financings consummated at any time during the term of this Agreement ("Financing Trigger Date"). If the Company does not raise such financing, no fees shall be paid. If the Company raises such financing, then all accrued and unpaid fees shall be paid on the Financing Trigger Date and all payments will be made monthly, in cash, thereafter for as long as this Agreement remains in effect. Notwithstanding the foregoing, the annual fee shall increase to $300,000 ($25,000 per month) at such time when (i) the Company's market value (i.e. the number of outstanding shares multiplied by the market price) exceeds $100,000,000, and (ii) the Company has raised at least $5,000,000 in debt or equity financings consummated at any time during the term of this Agreement.

                  (b) warrants ("Warrants") to purchase 1,000,000 shares of the Company's Common Stock, exercisable for a period of seven years commencing on the Start Date at an exercise price $.50 per share. The Warrants are fully earned by SGC (and/or its designees) as of the execution of this Agreement and may not be terminated by the Company for any reason.

         4. In addition to the fees payable hereunder, the Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this


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Agreement, promptly after submission to the Company of appropriate evidence of such expenditures. Notwithstanding the foregoing, Consultant shall incur no more than $3,000.00 of expenses in any calendar month without Company's consent.

         5. The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant's name in any annual reports or any other reports or releases of the Company, without Consultant's prior written consent.

         6. Consultant will hold in confidence any information which the Company provides to Consultant pursuant to this Agreement which is confidential and not part of the public domain. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure;
(iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rules or regulations. If Consultant is requested or required to disclose any confidential information supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. Upon termination of this Agreement or at the earlier request of the Company, Consultant shall return to the Company all confidential documents, files, reports and data regarding the Company, its business or its finances then in Consultant's possession.

         7. The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others.

         8. The Company recognizes and confirms that, in advising the Company hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company, without independently verifying the accuracy, completeness or veracity of same.

         9. The Company agrees to indemnify and hold harmless SGC, its employees, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, suits, actions, proceedings, costs and expenses (collectively, "Damages"), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly or indirectly caused by, relating to, based upon or arising out of the


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


rendering by SGC of services pursuant to this Agreement, so long as SGC shall not have engaged in intentional or willful misconduct, or shall have acted grossly negligently, in connection with the services provided which form the basis of the claim for indemnification. The Company agrees to indemnify and hold harmless Steven Chrust, to the fullest extent possible under law, for Damages, as and when incurred, if such Damages were directly or indirectly caused by, relating to, based upon or arising out of Mr. Chrust acting as a director and/or Chairman of the Board of Directors of the Company. This paragraph shall survive the termination of this Agreement. Notwithstanding the foregoing, if the Company has entered into indemnification agreements or agreements with an executive officer or director which is more favorable to such person then as set forth above, the Company shall promptly after the execution of this agreement, enter into a similar agreement with Mr. Chrust.

         10. Consultant shall perform its services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

         11. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in a writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns. This Agreement may be executed in counterparts. In the event of any dispute under this Agreement, then and in such event, each party agrees that the same shall be submitted to the American Arbitration Association ("AAA") in the City of New York, for its decision and determination in accordance with its rules and regulations then in effect. Each of the parties agrees that the decision and/or award made by the AAA may be entered as judgment of the Courts or the State of New York, and shall be enforceable as such. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


SGC ADVISORY SERVICES, INC.               WORLDS INC.



By: /s/ Steven Chrust                     By: /s/ Thomas Kidrin
   --------------------------------          --------------------------------
Name:  Steven Chrust                      Name:  Thomas Kidrin
Title:  President                         Title:  President and CEO


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